Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF CLASS A COMMON STOCK

RED BANK, NJ, April 3, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today the commencement of a registered underwritten public offering of Class A Common Stock. The offering is anticipated to consist of the issuance of 25,000,000 shares of the Company’s Class A Common Stock. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of Class A Common Stock sold to cover over-allotments.

Citigroup, Credit Suisse and J.P. Morgan are serving as the joint book-running managers for the Class A Common Stock offering.

The Company intends to use the net proceeds of the offering to purchase certain of the Company’s senior unsecured notes in a private transaction and for general corporate purposes, including the refinancing, repurchase or repayment of indebtedness, working capital needs, capital expenditures and expansion of the business.

The shares of Class A Common Stock will be issued pursuant to an effective registration statement previously filed with the Securities and Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission’s website at www.sec.gov. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming a part of the effective registration statement, a preliminary prospectus supplement and other related documents. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to the Class A Common Stock may be obtained from: Citigroup Prospectus Delivery Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 Phone: 800-831-9146; Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010 Phone: 800-221-1037 or J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 Phone: 866-803-9204.

About Hovnanian Enterprises, Inc.

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims made by mortgage investors, (18) successful identification and integration of acquisitions, (19) changes in tax laws affecting the after-tax costs of owning a home, (20) significant influence of the Company’s controlling stockholders, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011, our quarterly report on Form 10-Q for the quarter ended January 31, 2012, in our future filings with the Securities and Exchange Commission and in our prospectus supplement dated April 3, 2012 under the heading “Risk Factors.” Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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